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                                                                           DRAFT

                REGISTRATION STATEMENT CONSISTS OF [  ] PAGES.
                   THE EXHIBIT INDEX APPEARS ON PAGE [  ].

                                                      File No. 333-

     As filed with the Securities and Exchange Commission on August 20, 1997

    -------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             TYCO INTERNATIONAL LTD.
                             (FORMERLY ADT LIMITED)
             (Exact Name of Registrant as Specified in Its Charter)

            BERMUDA                                            NOT APPLICABLE
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                          CEDAR HOUSE, 41 CEDAR AVENUE
                             HAMILTON HM 12, BERMUDA
                    (Address of Principal Executive Offices)
                                 (441) 292-2033*
                         (Registrant's Telephone Number)

 *The executive offices of the subsidiary of the registrant which supervises the registrant's North American activities are at One Tyco Park, Exeter, New
         Hampshire 03833. The telephone number there is (603) 778-9700.

                TYCO INTERNATIONAL LTD. LONG TERM INCENTIVE PLAN

                                  -------------

      TYCO INTERNATIONAL LTD. 1994 RESTRICTED STOCK OWNERSHIP PLAN FOR KEY
                                    EMPLOYEES

                                  -------------

             THE KENDALL COMPANY MANAGEMENT STOCK INCENTIVE PLAN

                                  -------------

                           (Full Title of the Plan)

                              --------------------

                                 MARK H. SWARTZ
                                 VICE PRESIDENT

                          TYCO INTERNATIONAL (US) INC.
                                  ONE TYCO PARK
                           EXETER, NEW HAMPSHIRE 03833
                     (Name and Address of Agent for Service)

                                 (603) 778-9700
          (Telephone Number, Including Area Code, of Agent for Service)

                              --------------------
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                         Calculation of Registration Fee

----------------------------------------------------------------------------
                                   Proposed        Proposed
                                    Maximum         Maximum
  Title of          Amount         Offering        Aggregate       Amount of
Securities to       to be            Price          Offering       Registra-
be Registered     Registered(1)    Per Share         Price         tion fee
----------------------------------------------------------------------------
Common Stock,
0.20 par value     14,753,258     $76.625(2)     $1,130,468,394     $342,566

----------------------------------------------------------------------------



(1) Plus such additional number of shares as may be required pursuant to the employee benefit plans in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act solely for the purpose of determining the amount of the registration fee and is based upon the market value of outstanding shares of the Company's common stock on August 13, 1997, utilizing the average of the high and low sale prices on the New York Stock Exchange on that date.
--------------------------------------------------------------------------------



                                       2
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

       Tyco International Ltd. (the "Company") hereby incorporates by reference the documents listed below, which have previously been filed with the Securities and Exchange Commission:

       (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

       (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

       (c) The Registrant's Current Reports on Form 8-K filed on March 25, 1997 and July 10, 1997;

       (d) The description of the Registrant's Common Shares set forth in the Registration Statement on Form 8-A filed on August 8, 1991.


       In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4. DESCRIPTION OF SECURITIES.

       Not Applicable.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       John D. Campbell, Secretary of the Company, is also a member of the law firm of Appleby Spurling & Kempe which will be rendering an opinion as to the legality of the securities being registered.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Bye-Law 102 of the Tyco Bye-Laws provides, in part, that Tyco shall indemnify its directors and other officers for all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under The Companies Act 1981 (as amended) of Bermuda. Section 98 of The Companies Act 1981 (as amended) prohibits such indemnification against any liability arising out of fraud or dishonesty of the director or officer. However, such section permits Tyco to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

The Registrant maintains $75,000,000 of insurance to reimburse its directors and officers for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Registrant or any subsidiary thereof. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by the Registrant pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and deliberate dishonesty.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable.


Item 8. EXHIBITS.

       (a) The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

   Exhibit
   -------

     5.1      Opinion (and consent) of Messrs. Appleby, Spurling & Kempe, counsel to the Registrant, as to the legality of the securities registered
     23.1(a)  Consent of Messrs. Appleby, Spurling & Kempe (included in
              Exhibit 5.1 hereto)
     23.1(b)  Consent of Coopers & Lybrand
     23.1(c)  Consent of Coopers & Lybrand L.L.P.
     24       Powers of Attorney (contained on signature page).


Item 9. UNDERTAKINGS.

       (a)   The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



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



PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 20th day of August, 1997.

                                            TYCO INTERNATIONAL LTD.


                                            By: /s/ Mark H. Swartz
                                                --------------------------------
                                                Mark H. Swartz
                                                Executive Vice President
                                                (Principal Financial and
                                                  Accounting Officer)


       KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints L. Dennis Kozlowski and Mark H. Swartz, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and all pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on August 20, 1997 and in the capacities indicated .



/s/ L. Dennis Kozlowski           Chairman of the Board, Chief Executive Officer
------------------------          and Director (Principal Executive Officer)
L. Dennis Kozlowski


/s/ Michael A. Ashcroft           Director
------------------------
Michael A. Ashcroft


/s/ Joshua M. Berman              Director and Vice President
------------------------
Joshua M. Berman


/s/ Richard S. Bodman             Director
------------------------
Richard S. Bodman


/s/ John F. Fort                  Director
------------------------
John F. Fort


/s/ Stephen W. Foss               Director
------------------------
Stephen W. Foss


/s/ Richard A. Gilleland          Director
------------------------
Richard A. Gilleland


/s/ Philip M. Hampton             Director
------------------------
Philip M. Hampton


/s/ James S. Pasman Jr.           Director
------------------------
James S. Pasman Jr.


/s/ W. Peter Slusser              Director
------------------------
W. Peter Slusser


/s/ Mark H. Swartz                Executive Vice President
------------------------
Mark H. Swartz

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/s/ Frank E. Walsh, Jr.           Director
------------------------
Frank E. Walsh, Jr.



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                                  EXHIBIT INDEX

Exhibit
-------

      5.1       Opinion (and consent) of Messrs. Appleby, Spurling & Kempe, counsel to Tyco International Ltd., as to the legality of the securities registered
      23.1(a)   Consent of Counsel (included in Exhibit 5.1 hereto)
      23.1(b)   Consent of Coopers & Lybrand
      23.1(c)   Consent of Coopers & Lybrand L.L.P.
      24        Powers of Attorney (contained on signature page)








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